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Exhibit 11.1


                                                DSP GROUP, INC.
                                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                     (in thousands, except per share data)


                                                      Three Months
                                                    Ended   March 31,
                                               -------------------------
                                                  1996            1995
                                                -----------     -----------

Net income                                       $ 574            $1,713
                                                  =====            =====

PRIMARY:
Computation of weighted average
  common and common equivalent
  shares outstanding:
     Weighted average common shares
         outstanding                             9,459             9,230
     Common equivalent shares from
         stock options and warrants                 76               317
                                              --------         ---------
Shares used in per share computation             9,535             9,547
                                                 =====             =====
Net income per share                              $.06              $.18
                                                 =====             =====

FULLY DILUTED:
Computation of weighted average
  common and common equivalent
  shares outstanding:

     Weighted average common shares
         outstanding                             9,459             9,230
     Common equivalent shares from
         stock options and warrants                113               394
                                                ------          --------
Shares used in per share computation             9,572             9,624
                                                 =====             =====
Net income per share                              $.06              $.18
                                                 =====             =====



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